EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

OPERATIONAL PERFORMANCE FOR MAY 2003

HOUSTON, June 2, 2003 - Continental Airlines (NYSE: CAL) today reported a May 2003 systemwide mainline jet load factor of 75.9 percent, 2.4 points above last year's May load factor. Continental reported a record May domestic mainline jet load factor of 77.3 percent and an international mainline jet load factor of 73.6 percent for May 2003.

The airline reported excellent operational performance in May, breaking nine of 12 operational records for the month of May. During the month, Continental recorded an on-time arrival rate of 86.7 percent and a systemwide completion factor of 99.9 percent for its mainline jet operations, operating 13 days without a single flight cancellation.

In May 2003, Continental flew 4.8 billion mainline jet revenue passenger miles (RPMs) and 6.4 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 6.3 percent and a capacity decrease of 9.2 percent as compared to May 2002. Domestic mainline jet traffic was 3.0 billion RPMs in May 2003, down 3.1 percent from May 2002, and May 2003 domestic mainline jet capacity was 3.9 billion ASMs, down 5.7 percent from May 2002.

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE FOR MAY 2003/Page 2

Systemwide May 2003 mainline jet passenger revenue per available seat mile

(RASM) is estimated to have increased between one and three percent compared to May 2002. For April 2003, RASM decreased 1.1 percent as compared to April 2002.

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported an all-time record load factor of 70 percent in May 2003, 4.3 points above last year's May load factor. ExpressJet flew 486.4 million RPMs and 695.2 million ASMs in May 2003, resulting in a traffic increase of 41.4 percent and a capacity increase of 32.7 percent versus May 2002.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2002 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE FOR MAY 2003/Page 3

PRELIMINARY TRAFFIC RESULTS
MAY	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	3,043,418	3,142,066	(3.1) Percent

International	1,780,525	2,005,028	(11.2) Percent
Transatlantic	835,181	945,266	(11.6) Percent
Latin America	610,685	594,069	2.8 Percent
Pacific	334,659	465,693	(28.1) Percent

Total Jet	4,823,942	5,147,094	(6.3) Percent

ExpressJet	486,351	343,964	41.4 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,938,078	4,174,584	(5.7) Percent

International	2,418,710	2,824,733	(14.4) Percent
Transatlantic	1,058,519	1,262,333	(16.1) Percent
Latin America	862,485	922,279	(6.5) Percent
Pacific	497,705	640,120	(22.2) Percent

Total Jet	6,356,788	6,999,317	(9.2) Percent

ExpressJet	695,246	523,893	32.7 Percent

PASSENGER LOAD FACTOR
Domestic	77.3 Percent	75.3 Percent	2.0 Points

International	73.6 Percent	71.0 Percent	2.6 Points
Transatlantic	78.9 Percent	74.9 Percent	4.0 Points
Latin America	70.8 Percent	64.4 Percent	6.4 Points
Pacific	67.2 Percent	72.8 Percent	(5.6) Points

Total Jet	75.9 Percent	73.5 Percent	2.4 Points

ExpressJet	70.0 Percent	65.7 Percent	4.3 Points

CARGO REVENUE TON MILES (000)
Total	74,943	74,635	0.4 Percent

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR MAY 2003/Page 4

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2003	2002	Change
REVENUE PASSENGER MILES (000)
Domestic	13,968,309	14,805,430	(5.7) Percent

International	8,596,015	9,247,457	(7.0) Percent
Transatlantic	3,665,721	3,852,849	(4.9) Percent
Latin America	3,217,541	3,263,741	(1.4) Percent
Pacific	1,712,753	2,130,867	(19.6) Percent

Total Jet	22,564,324	24,052,887	(6.2) Percent

ExpressJet	1,995,247	1,492,199	33.7 Percent

AVAILABLE SEAT MILES (000)
Domestic	19,070,813	20,156,682	(5.4) Percent

International	12,529,362	12,427,896	0.8 Percent
Transatlantic	5,292,754	5,129,054	3.2 Percent
Latin America	4,514,824	4,472,736	0.9 Percent
Pacific	2,721,784	2,826,106	(3.7) Percent

Total Jet	31,600,175	32,584,578	(3.0) Percent

ExpressJet	3,106,359	2,447,698	26.9 Percent

PASSENGER LOAD FACTOR
Domestic	73.2 Percent	73.5 Percent	(0.3) Points

International	68.6 Percent	74.4 Percent	(5.8) Points
Transatlantic	69.3 Percent	75.1 Percent	(5.8) Points
Latin America	71.3 Percent	73.0 Percent	(1.7) Points
Pacific	62.9 Percent	75.4 Percent	(12.5) Points

Total Jet	71.4 Percent	73.8 Percent	(2.4) Points

ExpressJet	64.2 Percent	61.0 Percent	3.2 Points

CARGO REVENUE TON MILES (000)
Total	383,065	355,359	7.8 Percent

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CONTINENTAL AIRLINES REPORTS OPERATIONAL PERFORMANCE

FOR MAY 2003/Page 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MAY	2003	2002	Change
On-Time Performance[1]	86.7%	86.0%	0.7 Points

Completion Factor[2]	99.9%	99.9%	- Points

YEAR-TO-DATE	2003	2002	Change
On-Time Performance[1]	84.2%	85.9%	(1.7) Points

Completion Factor[2]	99.2%	99.9%	(0.7) Points

April 2003 actual consolidated breakeven load factor[3]			78.1 Percent

May 2003 estimated year-over-year RASM change			1-3 Percent

May 2003 estimated average price per gallon of fuel, excluding fuel taxes			81.0 Cents

May 2003 estimated consolidated breakeven load factor[3,5]			56 Percent

May 2003 actual consolidated load factor[4]			75.3 Percent

June 2003 estimated consolidated breakeven load factor[3]			75 Percent

YEAR-OVER-YEAR RASM[6]	2002 vs. 2001	2002 vs. 2000
May	(6.3) Percent	(15.1) Percent
June	(5.5) Percent	(15.5) Percent
July	(4.0) Percent	(13.5) Percent
August	(2.7) Percent	(15.2) Percent
September	10.8 Percent	(17.6) Percent
October	9.3 Percent	(15.7) Percent
November	(1.7) Percent	(18.4) Percent
December	10.1 Percent	(5.7) Percent
	2003 vs. 2002	2003 vs. 2001
January	3.6 Percent	(10.9) Percent
February	(0.4) Percent	(11.3) Percent
March	(11.8) Percent	(17.4) Percent
April	(1.1) Percent	(11.3) Percent
May (estimated)	1-3 Percent	(3-5) Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields,

fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at

continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Includes Continental Airlines and Continental Express

5 Security fee reimbursement of $176 million accounts for 23 percentage points.

6 CAL has been releasing RASM data since May 2001

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